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                                                                   Exhibit 16.1






                                             January 21, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


            Re:  "Change in Independent Auditors" paragraph for S-4 filing
               -------------------------------------------------------------

Ladies and Gentlemen:

We have read the wording of the "Change in Independent Auditors" paragraph for the AXENT Technologies, Inc. filing on Form S-4. We agree with all statements made therein with respect to Frank, Rimerman & Co. LLP in its capacity as the predecessor independent auditors of AssureNet Pathways, Inc.


                                             Very truly yours,




                                             Frank, Rimerman & Co. LLP